UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): October 15, 2008

INCA DESIGNS, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-26257

Nevada	11-3461611
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

976 Lexington Avenue, New York, NY 10021

(Address of principal executive offices)

Issuer’s telephone number: (212) 327-3007

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2008, INCA Designs, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Agreement”) between Stephanie Hirsch (“Hirsch”), Stacy Josloff (“Josloff”) and Izzy Goldreich (“Goldreich”). The terms of the Agreement called for:

1)	Hirsch to transfer to Josloff an aggregate of 171,292,500 shares of restricted Common Stock of the Company in full satisfaction of a Demand Promissory Note to Josloff in the principal amount of $171,292.50;

2)	Settlement of disputes related to Hirsch’s Employment Agreement with the Company dated May 21, 2007, including:

a)	Payment of $5,581.80 in accrued but unpaid salary within five (5) business days of the Agreement;

b)	Hirsch’s release and the Company’s waiver of the restrictive covenants under the Agreement including a one-year non-compete clause.

c)	Hirsch’s right to continue medical coverage under COBRA with the Company paying for the premiums for the shorter of six (6) months from the date of the Agreement or until Hirsch obtains other coverage.

3)	Mutual releases between the Company, Hirsch, Josloff, and Goldreich including all claims Goldreich had to the repayment of outstanding loans to the Company in the principal amount of $61,800;

4)	Indemnification of Hirsch and Goldreich by the Company;

5)	Indemnification of Hirsch by Josloff for lease guarantees made by Hirsch for the lease of premises on Lexington Avenue in New York, NY and in South Beach, Miami;

6)	An agreement by Josloff that she agrees to personally assume each and every one of INCA’s obligations under the Agreement upon the occurrence of any material default by the Company;

7)	The agreement by Hirsch that (i) she will allow her registration of the trademark “INCA by Stephanie Hirsch” to expire without renewal, (ii) she will abandon the use of the INCA name or similar names or marks, and (iii) she will assist in the removal of her name from any documentation that pertains to the business of INCA.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above wherein the Employment Agreement between Stephanie Hirsch, former President and Secretary of the Company, was settled and terminated as of October 15, 2008.

Item 5.01	Changes in Control of Registrant.

In connection with the transaction outlined in Items 1.01 and 1.02 above, specifically relating to the transfer of 171,292,500 shares of the Company’s restricted Common Stock from Stephanie Hirsch, the Company’s former President and Secretary, to Stacy Josloff, the Company’s sole officer and director as of this filing, Josloff currently owns 355,585,000 or 49.7% of the Company’s outstanding shares of 714,894,814.

In addition, Josloff currently holds a Convertible Note from the Company and upon conversion is due to be issued 310,000,000 shares of the Company’s restricted Common Stock. The number of shares underlying this derivative security taken together with the 355,585,000 shares already owned by Josloff, brings her beneficial ownership to 665,585,000 or 64.9% of the Company’s shares outstanding upon conversion of the above-mentioned note.

Item 8.01	Other Events

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit No.	Date	Document
99.1	October 15, 2008	Settlement Agreement and Release*

*	Exhibit is attached hereto.

(Remainder of page intentionally left blank.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INCA DESIGNS, INC.
(Registrant)

Date: October 15, 2008	By:	/s/ Stacy Josloff
Stacy Josloff, Chief Executive Officer and Chief Financial Officer

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